Exhibit 28(e)(xvii)

SIXTEENTH AMENDMENT TO

UNDERWRITING AGREEMENT

This sixteenth amendment (“Amendment”) to the Underwriting Agreement (the “Agreement”) dated as of April 1, 2012, by and between FundVantage Trust, a Delaware statutory trust (the “Trust”) and Foreside Funds Distributors LLC, a Delaware limited liability company (“Foreside”) is entered into as of September 1, 2016 (the “Effective Date”).

WHEREAS, the Trust and Foreside desire to amend Exhibit A of the Agreement to reflect: the removal of six Funds (Rivington Diversified Global Equity Fund by WHV, Rivington Diversified International Equity Fund by WHV, WHV/Seizert Small Cap Value Equity Fund, Insight High Yield Fund, Insight Multi-Sector Inflation Protection Fund, and the Insight Municipal Bond Inflation Protection Fund), certain Fund name changes (WHV/Acuity Tactical Credit Long/Short Fund to Shelton Tactical Credit Fund and WHV International Equity Fund to Shelton International Select Equity Fund) and the addition of one Fund (TOBAM Emerging Markets Fund); and

WHEREAS, Section 14 of the Agreement requires that amendments to the Agreement be made in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Foreside and the Trust hereby agree as follows:

1.                                      Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.                                      Exhibit A of the Agreement is hereby amended and restated by Appendix A attached hereto.

3.                                      Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.                                      This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

FUNDVANTAGE TRUST		FORESIDE FUNDS DISTRIBUTORS LLC

By:	/s/Joel Weiss	By:	/s/Mark Fairbanks
	Joel Weiss		Mark Fairbanks
	President and CEO		Vice President

APPENDIX A

EXHIBIT A

Bradesco Latin American Equity Fund

Bradesco Latin American Hard Currency Bond Fund

Insight Investment Grade Bond Fund

DuPont Capital Emerging Markets Debt Fund

DuPont Capital Emerging Markets Fund

EIC Value Fund

Estabrook Investment Grade Fixed Income Fund

Estabrook Value Fund

Gotham Index Plus Fund

Gotham Absolute 500 Fund

Gotham Absolute Return Fund

Gotham Enhanced 500 Fund

Gotham Enhanced Return Fund

Gotham Hedged Plus Fund

Gotham Institutional Value Fund

Gotham Neutral Fund

Gotham Total Return Fund

Lateef Fund

Mount Lucas U.S. Focused Equity Fund

Pacific Capital Tax-Free Securities Fund

Pacific Capital Tax-Free Short Intermediate Securities Fund

Pacific Capital U.S. Government Money Market Fund

Pemberwick Fund

Polen Growth Fund

Polen Global Growth Fund

Private Capital Management Value Fund

Quality Dividend Fund

SkyBridge Dividend Value Fund

TOBAM Emerging Markets Fund

Shelton Tactical Credit Fund (f/k/a WHV/Acuity Tactical Credit Long/Short Fund)

Shelton International Select Equity Fund (f/k/a WHV International Equity Fund)